Exhibit 99.1

CELATOR® ANNOUNCES BUSINESS UPDATE AND FISCAL SECOND QUARTER 2013 OPERATIONAL AND FINANCIAL RESULTS

• Phase 3 Study of CPX-351 in Secondary Acute Myeloid Leukemia is Enrolling as Planned

• Raised $32.5 Million, Completing a $39.3 Million Private Placement Financing

Ewing, N.J. – (August 15, 2013) – Celator Pharmaceuticals, Inc., a pharmaceutical company developing new and more effective therapies to treat cancer, today reported second quarter 2013 financial results.

“Celator continued to execute against key clinical and corporate milestones in the second quarter. Most importantly, with the funding provided by our last private placement financing and support from The Leukemia & Lymphoma Society® (LLS), we are making excellent progress in our Phase 3 clinical study of CPX-351 in secondary AML, which is enrolling on schedule,” said Scott Jackson, chief executive officer of Celator. “Also of significance, we expect our common stock to begin trading in the third quarter. Throughout the second quarter, we have enjoyed the strong support of our clinical collaborators and the investment community.”

Business Highlights:

•

Patient enrollment in the Phase 3 study of the Company’s lead investigational product, CPX-351 (cytarabine:daunorubicin) Liposome Injection, in patients 60-75 years of age with secondary Acute Myeloid Leukemia (AML) continued to meet expectations. Patient enrollment is on track to be completed by year-end 2014.

•	The final closing of a private placement financing providing net proceeds of $29,420,000 to support late-stage clinical development of CPX-351 was completed in April 2013.

•

The first patients were enrolled in a Phase 2 study of CPX-351 in adults with untreated high-risk Myelodysplastic Syndrome and AML (excluding Acute Promyelocytic Leukemia) at high risk of treatment-related mortality, an investigator-initiated protocol at the Fred Hutchinson Cancer Research Center.

•

A multivariate analysis of prior CPX-351 Phase 2 study data, confirming the activity of the treatment in patients with high-risk AML and identifying prognostic factors for treatment outcomes, was presented at the 2013 American Society of Clinical Oncology (ASCO) annual meeting in Chicago, Ill.

•

Michael R. Dougherty, former president and chief executive officer of Adolor Corporation, joined the Board of Directors. A life sciences industry veteran, Mr. Dougherty is also a member of the Board of Directors of ViroPharma Incorporated, Biota Pharmaceuticals, Inc., Cempra, Inc. and AltheRx Pharmaceuticals.

•	Celator corporate headquarters were relocated to Ewing, N.J.

Financial Highlights:

•

Recognized $136,000 and $290,000 for the three and six months ended June 30, 2013, respectively, compared to zero and $135,000 for the three and six months ended June 30, 2012, respectively, related to funding from the LLS. The amounts recognized in 2013 are part of the $5,000,000 in funding support LLS has committed to the conduct of the Phase 3 study of CPX-351 in secondary AML.

•

Research and development expenses were $2,019,000 and $3,670,000 for the three and six months ended June 30, 2013, compared to $862,000 and $1,783,000 for the three and six months ended June 30, 2012. The increase was primarily attributable to clinical, regulatory, drug storage and shipping and compensation expenses associated with the CPX-351 Phase 3 study.

•

General and administrative expenses were $1,139,000 and $2,488,000 for three and six months ended June 30, 2013, compared to $1,121,000 and $1,899,000 for the three and six months ended June 30, 2012. The increase was primarily attributable to increased professional services fees related to the Company becoming a public reporting entity.

•

The net loss per share was $0.18 and $0.77 for the three and six months ended June 30, 2013, compared to a net loss per share of $0.19 and $0.37 for the three and six months ended June 30, 2012. The net loss per share includes a non-cash derivative charge of $0.03 and $0.42 for the three and six months ended June 30, 2013. There was no derivative charge for the three or six months ended June 30, 2012. In connection with the Company’s review of the accounting with respect to the final closing of the Company’s private placement in April 2013, the Company determined that the obligation to issue additional shares of common stock and warrants to certain existing stockholders who participated in earlier closings of this financing existed as of March 31, 2013. This contractual obligation represented a derivative liability that should have been recorded at its estimated fair value of $6,725,797 as of March 31, 2013. The Company will restate its previously filed interim financial statements for the first quarter of 2013. This restatement will have the effect of increasing the net loss for the 2013 first quarter by $6,725,797.

•

As of June 30, 2013, Celator had $31,080,000 in cash and cash equivalents, no debt, and 26,026,793 shares of common stock outstanding. Celator completed final closing of a private placement financing providing net proceeds of $29,420,000 in April 2013.

About Celator Pharmaceuticals, Inc.

Celator Pharmaceuticals, Inc., with locations in Ewing, N.J., and Vancouver, B.C., is a pharmaceutical company developing new and more effective therapies to treat cancer. CombiPlex®, the company’s proprietary drug ratio technology platform, represents a novel approach that identifies molar ratios of drugs that will deliver a synergistic benefit, and locks the desired ratio in a nano-scale drug delivery vehicle that maintains the ratio in patients with the goal of improving clinical outcomes. The company pipeline includes two clinical stage products, CPX-351 (a liposomal formulation of cytarabine:daunorubicin) for the treatment of acute myeloid leukemia and CPX-1 (a liposomal formulation of irinotecan:floxuridine) for the treatment of colorectal cancer; and preclinical stage product candidates, including CPX-571 (a liposomal formulation of irinotecan:cisplatin), and the hydrophobic docetaxel prodrug nanoparticle (HDPN) formulation being studied by the National Cancer Institute’s Nanotechnology Characterization Laboratory. For more information, please visit the company’s website at www.celatorpharma.com. Information on ongoing trials is available at www.clinicaltrials.gov.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Celator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements in this press release are whether enrollment in our Phase 3 clinical study of CPX-351 will continue on schedule, whether clinical study results for CPX-351 obtained to date will be predictive of future clinical study results, and our expectations for our common stock to begin trading. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical studies, enrollment in clinical studies, availability of data from ongoing clinical studies, expectations for regulatory approvals, and other matters that could affect the availability or commercial potential of our drug candidates. Celator undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Celator’s Form 10-K for the year ended December 31, 2012 and other filings by the company with the U.S. Securities and Exchange Commission.

Celator Pharmaceuticals, Inc. and Subsidiaries

(A development stage company)

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2013	2012	2013	2012
Expenses
Research and development	$2,018,566	$862,372	3,669,975	$1,782,847
Leukemia & Lymphoma Society funding	(135,747)	—	(289,593)	(135,000)
Research collaboration income	—	(19,440)	—	(19,440)
General and administrative	1,138,649	1,120,819	2,487,648	1,899,169
Loss on disposal of property and equipment	124,965	5,627	138,692	19,499
Amortization and depreciation	49,464	85,714	97,052	171,679

Operating loss	(3,195,897)	(2,055,092)	(6,103,774)	(3,718,754)

Other income (expenses)
Foreign exchange (loss) gain	(1,435)	(7,733)	(4,484)	(7,650)
Interest and miscellaneous income	3,037	980	3,466	1,859
Gain on settlement in exchange of preferred stock	—	—	—	—
Non-cash derivative instrument charge	(747,311)	—	(7,473,108)	—
Interest expense	(99,371)	(60,419)	(147,025)	(427,336)

Net loss attributable to common stockholders	$(4,040,977)	$(2,122,264)	$(13,724,925)	$(4,151,881)

Net loss per share
Basic and diluted	$(0.18)	$(0.19)	$(0.77)	$(0.37)

Weighted average of common shares outstanding
Basic and diluted	22,089,921	11,230,668	17,904,791	11,230,667

Celator Pharmaceuticals, Inc. and Subsidiaries

(A development stage company)

Consolidated Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$31,079,873	$9,648,008
Restricted cash	288,052	40,205
Other receivables	6,432	2,000,357
Prepaid expenses and deposits	289,031	148,275
Assets held for sale	76,501	251,269
Other current assets	358,359	—

Total current assets	32,098,248	12,088,114
Property and equipment, net	1,197,607	1,245,025
Other assets	30,588	105,805

Total assets	$33,326,443	$13,438,944

Liabilities
Current liabilities:
Accounts payable	$665,170	$699,858
Accrued liabilities	1,151,440	1,194,998
Current portion of deferred revenue	542,986	615,384
Current portion of loans	—	1,200,000

Total current liabilities	2,359,596	3,710,240

Deferred revenue	859,729	1,076,924
Loans payable	—	1,800,000

Total liabilities	3,219,325	6,587,164

Stockholders’ equity
Common stock
Authorized 255,000,000 shares, par value $0.001
Issued and outstanding 26,026,793 shares as of June 30, 2013 and 13,673,160 shares as of December 31, 2012	26,027	13,673
Warrants	1,083,193	1,083,193
Additional paid-in capital	155,477,304	118,509,395
Accumulated other comprehensive loss	(1,133,266)	(1,133,266)
Deficit accumulated during the development stage	(125,346,140)	(111,621,215)

Total stockholders’ equity	30,107,118	6,851,780

Total liabilities and stockholders’ equity	$33,326,443	$13,438,944

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